UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 5, 2005

AMERICAN REPROGRAPHICS COMPANY

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 North Central Avenue, Suite 550, Glendale, California	91203

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 500-0225

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2005, American Reprographics Company (“Company”), American Reprographics Company, L.L.C., American Reprographics Holdings, L.L.C., and certain subsidiaries of American Reprographics Company, L.L.C., as guarantors entered into an Amended and Restated Credit and Guaranty Agreement with the lenders from time to time party thereto, Goldman Sachs Credit Partners L.P., as lead arranger, sole bookrunner and syndication agent, and General Electric Capital Corporation, as administrative agent and collateral agent (the “Amended and Restated Credit Agreement”), which amends the Company’s existing Credit and Guaranty Agreement dated as of December 18, 2003. The Amended and Restated Credit Agreement provides for senior secured credit facilities aggregating up to $107,550,000, consisting of a $77,550,000 tranche C term loan facility, a $30,000,000 revolving credit facility and permits the Company, by written notice to Administrative Agent and Syndication Agent, to request the establishment of one or more new term loan commitments by an amount not in excess of $15,000,000 in the aggregate and not less than $5,000,000 individually (or such lesser amount which is approved by Administrative Agent and Syndication Agent), and integral multiples of $1,000,000 in excess of that amount. The new term loan commitments will be effected pursuant to one or more Joinder Agreements executed by Company, Syndication Agent and Administrative Agent. The terms and provisions of the new term loans and new term loan commitments are otherwise identical to the tranche C term loan facility, including, without limitation, with respect to amortization, interest and maturity. The Company’s obligations are guaranteed by its domestic subsidiaries and, subject to certain limited exceptions, are secured by first priority security interests granted in all of the Company’s and the guarantor’s personal and real property, and 65% of the assets of its foreign subsidiaries. Term loans are amortized over the term with the final payment due June 15, 2009. Amounts borrowed under the revolving credit facility must be repaid by December 18, 2008.

Loans made under the credit facilities bear interest at a floating rate and may be maintained as index rate loans or as Eurodollar rate loans. Index rate loans bear interest at the index rate plus the applicable index rate margin. The index rate is defined as the higher of (i) the rate of interest publicly quoted from time to time by The Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks, and (ii) the Federal Reserve reported overnight funds rate plus .5%. The Eurodollar rate loans bear interest at the adjusted Eurodollar rate plus the applicable Eurodollar rate margin. The adjusted Eurodollar rate is the rate offered for deposits of U.S. dollars for the applicable term divided by one minus the percentage reserve requirements of the Federal Reserve or other governmental authority.

The applicable margin with respect to the term facility is .75% in the case of index rate loans and 1.75% in the case of Eurodollar rate loans. The applicable margin for the revolving facility is determined by a grid based on the ratio of the consolidated indebtedness of Company and its subsidiaries to the consolidated adjusted EBITDA (as defined in the credit facilities) of Company and its subsidiaries for the most recently ended four fiscal quarters and range between 2.00% and 2.75% for Eurodollar rate loans and range between 1.00% and 1.75% for index rate loans.

The tranche C term loan facility is subject to scheduled amortization. In addition, any net proceeds received from (i) asset sales, (ii) insurance on account of any loss of any property or assets, or (iii) the incurrence of indebtedness for borrowed money, are required to be applied first to repay amounts outstanding under the term loan facility, then second, to repay amounts outstanding (and to permanently reduce commitments) under the revolving credit facility.

The credit facilities may be prepaid in whole or in part without premium or penalty.

The Amended and Restated Credit Agreement contains a number of covenants, including compliance with various financial ratios and tests such as minimum interest coverage, maximum leverage and minimum fixed charge coverage ratios. In addition, the credit facilities also limit the ability of the Company and its domestic subsidiaries to, among other things, incur debt, incur additional liens, make distributions on or repurchase equity, make certain investments, sell certain assets, enter into operating leases, engage in reorganizations or mergers, or change the character of its business. Certain of these covenants are subject to exceptions and materiality qualifiers. Events of default under the Amended and Restated Credit Agreement include payment defaults, defaults under other indebtedness, breach of covenant, breach of representations or warranties, certain events of bankruptcy, insolvency or dissolution, judgment defaults, change of control, invalidity of any loan documents or provisions supporting the credit facilities, and defaults or events relating to the employee benefit plans of Company or any of its subsidiaries. Certain of the events of default are subject to exceptions and materiality qualifiers.

In the ordinary course of their respective businesses, some of the lenders under the Amended and Restated Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust advisory or other financial services for the Company and its affiliates.

A copy of the Amended and Restated Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Credit and Guaranty Agreement dated as of June 30, 2005 by and among American Reprographics Company; American Reprographics Company, L.L.C., American Reprographics Holdings, L.L.C., certain subsidiaries of American Reprographics Company, L.L.C., or guarantors, the lenders named therein, Goldman Sachs Credit Partners L.P., as lead arranger, sole bookrunner and syndication agent, and General Electric Capital Corporation, as administrative agent and collateral agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2005	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Sathiyamurthy Chandramohan
Sathiyamurthy Chandramohan
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit and Guaranty Agreement dated as of June 30, 2005 by and among American Reprographics Company; American Reprographics Company, L.L.C., American Reprographics Holdings, L.L.C., certain subsidiaries of American Reprographics Company, L.L.C., or guarantors, the lenders named therein, Goldman Sachs Credit Partners L.P., as lead arranger, sole bookrunner and syndication agent, and General Electric Capital Corporation, as administrative agent and collateral agent.